EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 21, 1996 for Rural Cellular Corporation and subsidiaries included in the Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                                ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
August 26, 1996